Exhibit 99.1

Precipio Announces Preliminary Unaudited Q2-2021 Revenues of $2.3M

Increase of 65% YoY, and 29% from Q1-2021 due to strong Pathology Growth and HemeScreen

NEW HAVEN, CT, (July 28, 2021) – Specialty diagnostics Company Precipio, Inc.  (NASDAQ: PRPO), announces preliminary unaudited revenues for Q2-2021 demonstrating continued substantial YoY and quarterly growth.

The two key factors driving the increase in revenue are the company’s continued addition of new business in the pathology services division, as well as revenues generated by our HemeScreen POL program.

1.	Pathology services

Our pathology services division continues to perform well as we experience this significant growth. With quarterly case volume up 60% YoY, our laboratory team is meeting this challenge with great success, ensuring that the accuracy, quality, and service levels expected by our customers are met. As case volume and associated revenue continue to grow, this division continues to make strides towards achieving operational breakeven.

2.	HemeScreen POL

We continue to onboard new Physician Oncology Lab (“POL”) customers as we expand the technology to new cancer diagnostic panels. As we build this recurring B2B business, we anticipate not only continued revenue growth, but profits that should lead to material reductions in our cash-burn. Customers who sign up for the HemeScreen POL program enter into a 4-year commitment.

As we expand our panel offering, each POL customer can generate increasing recurring revenues for Precipio. Simply stated, each new customer contract adds another building block to a solid and growing customer base, and each new panel adds another building block that should expand revenues.

The HemeScreen technology and resulting diagnostic improvements in both accuracy and reduced reporting turn-around-time are impactful both to patient care, and to the practice’s finances. We are encouraged by the magnitude of interest in the program from both small groups (upwards of 3 physicians) as well as significantly larger practices. Management anticipates that both the number of new practices, and revenue generated from them should continue to accelerate throughout 2021.

“I’m proud of our team that has continued to work diligently to grow the Pathology business. Furthermore, Taking a technology developed at Precipio and creating a proprietary and protected product with meaningful clinical and economic benefit to our customers, is an example of our development capabilities”, said Ilan Danieli, Precipio’s CEO. “HemeScreen has an opportunity to be a world-wide technology as it continues to prove itself as a game-changing technology.”

About Precipio

Precipio has built a platform designed to eradicate the problem of misdiagnosis by harnessing the intellect, expertise and technology developed within academic institutions and delivering quality diagnostic information to physicians and their patients worldwide, as well as proprietary products that serve laboratories worldwide. Through its collaborations with world-class academic institutions specializing in cancer research, diagnostics and treatment such as the Yale School of Medicine, Harvard’s Dana-Farber Cancer Institute, and the University of Pennsylvania, Precipio offers a new standard of diagnostic accuracy enabling the highest level of patient care. For more information, please visit www.precipiodx.com.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, statements related to the expected or potential impact of the novel coronavirus (COVID-19) pandemic, and the related responses of the government, consumers, and the Company, on our business, financial condition and results of operations, and any such forward-looking statements, whether concerning the COVID-19 pandemic or otherwise, involve risks, assumptions and uncertainties. Except for historical information, statements about future volumes, sales, growth, costs, cost savings, margins, earnings, earnings per share, diluted earnings per share, cash flows, plans, objectives, expectations, growth or profitability are forward-looking statements based on management’s estimates, beliefs, assumptions and projections. Words such as “could,” “may,” “expects,” “anticipates,” “will,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance, are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management’s expectations, or could affect the Company’s ability to achieve its strategic goals, include the uncertainties relating to the impact of COVID-19 on the Company’s business, operations and employees and the other factors that are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as updated from time to time in the Company’s Securities and Exchange Commission filings.

The Company’s forward-looking statements in this press release are based on management’s current views, beliefs, assumptions and expectations regarding future events and speak only as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Inquiries:

investors@precipiodx.com

+1-203-787-7888 Ext. 523